EXHIBIT 99.1

NEWS	Contact: Clay Williams
(713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
FIRST QUARTER 2011 EARNINGS AND BACKLOG
HOUSTON, TX, April 27, 2011 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2011 it earned net income of $407 million, or $0.96 per fully diluted share, compared to fourth quarter ended December 31, 2010 net income of $440 million, or $1.05 per fully diluted share. The first quarter 2011 results included charges related to Libya asset write-downs and the Company’s acquisition of APL totaling $19 million pre-tax, or $0.04 per share after-tax. Net income for the first quarter of 2011 excluding the Libya and APL charges was $422 million, or $1.00 per fully diluted share.
Reported revenues for the first quarter of 2011 were $3.15 billion, a decrease of one percent from the fourth quarter of 2010 and an increase of four percent from the first quarter of 2010. Operating profit for the quarter, excluding the Libya and APL charges, was $628 million or 20 percent of sales.
Capital equipment orders for the Company’s Rig Technology segment increased significantly, both sequentially and year-over-year, to $2.28 billion during the first quarter, reflecting higher demand for drilling equipment for new build offshore rigs. At March 31, 2011 the segment’s backlog was $6.16 billion, up 23 percent from the end of the fourth quarter.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “Our Company got off to a good start in the first quarter of 2011. Our Petroleum Services & Supplies segment performed exceptionally well, and helped offset expected lower revenues from new rig projects. The high levels of oilfield activity are spurring demand for all our products and services, serving to reload our backlog of Rig Technology capital equipment, and enabling our Distribution Services team to put up very solid revenues and margins once again.
We are very excited that bookings into our capital equipment backlog were more than double our shipments this quarter. Overall, efficient execution of orders in our backlog, our leading technologies, great service, and, most importantly, the best workforce in the industry, led to solid earnings this quarter.
Gradually recovering economies, high oil prices, a pressing need for modern, efficient drilling and well stimulation equipment, and rising consumption of drillpipe, downhole tools, and other critical oilfield products provide a great outlook for National Oilwell Varco.”
Rig Technology
First quarter revenues for the Rig Technology segment were $1.61 billion, a decrease of eight percent from the fourth quarter of 2010 and a decrease of 15 percent from the first quarter of 2010. Operating profit for this segment was $422 million, or 26.2 percent of sales. Revenue out of backlog for the segment declined 25 percent year-over-year, and was down 12 percent from the fourth quarter of 2010, to $1.1 billion for the first quarter of 2011, reflecting the completion of many new offshore rig projects which were won in preceding years.
Petroleum Services & Supplies
Revenues for the first quarter of 2011 for the Petroleum Services & Supplies segment were $1.27 billion, up 11 percent compared to fourth quarter 2010 results and up 37 percent from the first quarter of 2010. Operating profit was $246 million, or 19.4 percent of revenue, an increase of 45 percent from the fourth quarter of 2010. Operating profit flow-through, or the change in operating profit divided by the change in revenue, was 59 percent sequentially and 39 percent from the first quarter of 2010 to the first quarter of 2011.
Distribution Services
The Distribution Services segment generated first quarter revenues of $410 million, which were down three percent from the fourth quarter of 2010 and represented a 23 percent increase from the first quarter of 2010. First quarter operating profit was $28 million or 6.8 percent of sales. Operating profit flow-through was 22 percent from the first quarter of 2010 to the first quarter of 2011.
The Company has scheduled a conference call for April 27, 2011, at 8:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,060	$3,333
Receivables, net	2,757	2,425
Inventories, net	3,570	3,388
Costs in excess of billings	744	815
Deferred income taxes	297	316
Prepaid and other current assets	311	258

Total current assets	10,739	10,535

Property, plant and equipment, net	1,861	1,840
Deferred income taxes	158	341
Goodwill	5,908	5,790
Intangibles, net	4,026	4,103
Investment in unconsolidated affiliate	402	386
Other assets	62	55

	$23,156	$23,050

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$656	$628
Accrued liabilities	1,989	2,105
Billings in excess of costs	571	511
Current portion of long-term debt and short-term borrowings	203	373
Accrued income taxes	284	468
Deferred income taxes	429	451

Total current liabilities	4,132	4,536

Long-term debt	512	514
Deferred income taxes	1,832	1,885
Other liabilities	279	253

Total liabilities	6,755	7,188

Commitments and contingencies

Stockholders’ equity:
Common stock — par value $.01; 422,957,697 and 421,141,751 shares issued and outstanding at March 31, 2011 and December 31, 2010	4	4
Additional paid-in capital	8,432	8,353
Accumulated other comprehensive income	192	91
Retained earnings	7,661	7,300

Total Company stockholders’ equity	16,289	15,748
Noncontrolling interests	112	114

Total stockholders’ equity	16,401	15,862

	$23,156	$23,050

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Revenue:
Rig technology	$1,608	$1,886	$1,757
Petroleum services and supplies	1,265	923	1,137
Distribution services	410	334	423
Eliminations	(137)	(111)	(145)

Total revenue	3,146	3,032	3,172
Gross profit	994	973	998
Gross profit %	31.6%	32.1%	31.5%
Selling, general, and administrative	366	325	373
Transaction and devaluation costs	19	38	1

Operating profit	609	610	624

Interest and financial costs	(14)	(13)	(12)
Interest income	4	2	4
Equity income in unconsolidated affiliate	13	6	14
Other income (expense), net	(19)	11	(7)

Income before income taxes	593	616	623
Provision for income taxes	189	197	186

Net income	404	419	437
Net loss attributable to noncontrolling interests	(3)	(3)	(3)

Net income attributable to Company	$407	$422	$440

Net income attributable to Company per share:

Basic	$0.97	$1.01	$1.05

Diluted	$0.96	$1.01	$1.05

Weighted average shares outstanding:

Basic	420	417	418

Diluted	423	419	421

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Revenue:
Rig technology	$1,608	$1,886	$1,757
Petroleum services and supplies	1,265	923	1,137
Distribution services	410	334	423
Eliminations	(137)	(111)	(145)

Total revenue	$3,146	$3,032	$3,172

Operating profit:
Rig technology	$422	$581	$501
Petroleum services and supplies	246	113	170
Distribution services	28	11	30
Unallocated expenses and eliminations	(68)	(57)	(76)

Total operating profit (before transaction and devaluation costs)	$628	$648	$625

Operating profit %:
Rig technology	26.2%	30.8%	28.5%
Petroleum services and supplies	19.4%	12.2%	15.0%
Distribution services	6.8%	3.3%	7.1%
Other unallocated	—	—	—

Total operating profit (before transaction and devaluation costs)	20.0%	21.4%	19.7%

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION EXCLUDING TRANSACTION AND DEVALUATION COSTS
(Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$407	$422	$440
Provision for income taxes	189	197	186
Interest expense	14	13	12
Depreciation and amortization	135	127	129
Transaction and devaluation costs	19	38	1

EBITDA (Note 1)	$764	$797	$768

Note 1: EBITDA means earnings before interest, taxes, depreciation, amortization, and transaction and devaluation costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Clay Williams, (713) 346-7606
Clay.Williams@nov.com